EXHIBIT 10.6

                          HERITAGE SAVINGS BANK, F.S.B.

                   DIRECTORS CHANGE IN CONTROL SEVERANCE PLAN


         WHEREAS, Heritage Savings Bank, F.S.B. (the "Savings Bank") wishes to provide assurances to its members of the Board of Directors ("Board") that their continued service and contribution is valued and to offer a degree of economic security to such individuals so long as such service is deemed beneficial to the Board as indicated by their continued election and re-election to such Board from time to time; and

         WHEREAS, it is deemed advisable and in the best interests of the Savings Bank to offer to its members of the Board a degree of financial security in the event that their service is terminated as a result of a Change in Control of the Bank;

         NOW THEREFORE, BE IT RESOLVED that the Plan shall be implemented as of the Effective Date as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

         1.1 "Board" means the Board of Directors of the Savings Bank, as constituted from time to time, and successors thereto.

         1.2 "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Savings Bank or its Parent; (ii) the merger or recapitalization of the Savings Bank or Parent whereby the Savings Bank or the Parent is not the surviving entity; (iii) a change in control of the Savings Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision ("OTS") or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or Parent by any person, trust, entity or group. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

         1.3 "Committee" means the Board or the administrative committee as appointed by the Board pursuant to Section 6.11 herein.

         1.4 "Director" means a member of the Board of Directors of the Savings Bank as of the Effective Date.

         1.5      "Effective Date" means February 8, 1999.

         1.6 "Parent" shall mean WHG Bancshares Corporation, or any successor corporation thereto.

         1.7 "Participant" means a Director serving as a member of the Board on or after the Effective Date. A Director's participation in the Plan shall continue as long as he or she continues to serve as a Director subject to the right of termination, amendment, and modification of the Plan set forth herein.

         1.8 "Plan" means the Heritage Savings Bank, F.S.B. Directors Change in Control Severance Plan as set forth herein, and as may be amended from time to time by the Board.

         1.9 "Savings Bank" means Heritage Savings Bank, F.S.B., or any successor thereto.

         1.10 "Service" means all years of service as a Director of the Savings Bank and all predecessor (or successor) entities of the Savings Bank. Years of service as a Director need not be continuous.

         1.11 "Severance Benefit Amount" means the benefit payable under the Plan in accordance Section 2.4 herein.

         1.12 "Termination Event" means the termination of service as a Director following the date of a Change in Control of the Savings Bank or Parent or within eighteen months thereafter.


                                   ARTICLE II

                                    BENEFITS

         2.1 Severance Benefits. Upon the occurrence of a Termination Event, the Savings Bank shall pay monthly to the Participant the Severance Benefit Amount, as described and in the amount set forth at Article II, Section 2.2. Payment of such Severance Benefit Amount shall begin on the first business day of the month following such Termination Event. The payments will continue to be paid monthly until all scheduled payments are made to the Participant. Except as provided at
Article II, Section 2.2 upon a Participant's termination from service as a Director of the Savings Bank prior to a Termination Event, the Savings Bank shall have no financial obligations to the Participant under the Plan.

         2.2 Severance Benefit Amount. The Severance Benefit Amount shall be calculated and payable as follows:

                  a. A Severance Benefit Amount shall be paid for a period of months based upon service of the Participant prior to the Termination Event as follows:

           Years of Service          Maximum Number of Monthly Payments
           ----------------          ----------------------------------

           less than 1 year                             0
           1 or more                                   18

                  b. The Severance Benefit Amount shall be calculated as one-twelfth of the aggregate annual Board retainer and regular monthly Board fees in effect with respect to such Director at the Termination Event which would normally be paid during the next twelve month period to such Participant as a Director of the Bank.

                  c. Benefits payable in accordance with the Plan are exclusive of any other benefits that may be payable to a participant under any other plan of the Bank.

         2.3 Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining monthly payments will cease immediately and all obligations of the Savings Bank under the Plan shall cease to exist with respect to such Participant.

         2.4 Alternative Forms Of Benefit Payment. The Committee may at any time distribute the Severance Benefit Amount with respect to all future benefits payable pursuant to Article II of the Plan, in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a six month U.S. Treasury Bill on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.


                                   ARTICLE III

                         TRUST/NON-FUNDED STATUS OF PLAN

         3.1 Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Savings Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Savings Bank. No person other than the Savings Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Savings Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Savings Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Savings Bank.

                                   ARTICLE IV

                                     VESTING

         4.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Termination Event. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Article II upon a Termination Event. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.


                                    ARTICLE V

                                   TERMINATION

         5.1 Termination. All the rights of a Participant shall terminate immediately upon the Participant ceasing to be in the active service of the Savings Bank prior to a Termination Event. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this
Section 5.1.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Other Benefits. Nothing in this Plan shall diminish or impair a Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Savings Bank now or hereinafter in effect.

         6.2 No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Savings Bank any right to be retained in the employment or service of the Savings Bank, or to interfere with the right of the Savings Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         6.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Savings Bank and binding upon the Savings Bank, its successors and assigns.

         6.4 Modification. The Savings Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Savings Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

         6.5 Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, unless otherwise mutually agreed to by the Participant and the Savings Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         6.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Further, a Participant's rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Savings Bank pursuant to the unsecured promise of the Savings Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Savings Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant. No Participant shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Savings Bank to provide benefits under this Plan.

         6.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC").

         6.8      Regulatory Matters.

         (a) The Participant shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         6.9 Incompetency. If the Savings Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Savings Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Savings Bank under the Plan.

         6.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Savings Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

         6.11 Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         6.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Maryland ("State"), except to the extent that federal law shall be deemed to apply.

         6.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Savings Bank, and unless clearly inapplicable, reference herein to the Savings Bank shall be deemed to include any successor or successors of the Savings Bank.

         6.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Savings Bank and any Participants hereto with respect to the subject matter hereof.